UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Integrated Wellness Acquisition Corp
(Name of Registrant as Specified In Its Charter)

________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2026

INTEGRATED WELLNESS ACQUISITION CORP

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41131	98-1615488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 Broadway, 6th Floor

New York, NY 10018

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (917) 397-7625

Not Applicable
(Former name or former address, if changed since last report)

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☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

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If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory note

As previously disclosed, on August 26, 2024,  Integrated Wellness Acquisition Corp. (the “Company” or “IWAC”) entered into an Amended and Restated Business Combination Agreement (the “Business Combination Agreement”), IWAC Holding Company Inc., a Delaware corporation and a wholly owned subsidiary of IWAC (“Pubco”), IWAC Purchaser Merger Sub II Inc., a Delaware corporation and a wholly owned subsidiary of Pubco (“Purchaser Merger Sub”), IWAC Company Merger, Sub Inc., a Georgia corporation and a wholly-owned subsidiary of Pubco (“Company Merger Sub” and together with Purchaser Merger Sub, the “Merger Subs”), Btab Ecommerce Group, Inc., a Georgia corporation (“Btab”) and acknowledging and agreeing solely with respect to Section 2.1(a)(ii) thereof, Binson Lau.

Pursuant to the Business Combination Agreement, (a) Purchaser Merger Sub will merge with and into IWAC (the “Purchaser Merger”), with IWAC as the surviving company in the Purchaser Merger (the time at which the Purchaser Merger becomes effective is referred to herein as the “Purchaser Merger Effective Time”) and, as a result of the Purchaser Merger, IWAC will become a wholly-owned subsidiary of Pubco with security holders of IWAC receiving securities of Pubco with terms substantially equivalent to the terms of their securities of IWAC, and (b) Company Merger Sub will merge with and into Btab (the “Company Merger” and together with the Purchaser Merger, the “Mergers”, and together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”)) with Btab as the surviving company in the Company Merger (the time at which the Company Merger becomes effective is referred to herein as the “Company Merger Effective Time”) and, as a result of the Company Merger, Btab will become a wholly-owned subsidiary of Pubco and (i) each Btab Class A Common Share will be automatically converted as of the Company Merger Effective Time into the right to receive Pubco Class A Shares and (ii) each Btab Class V Common Share will be automatically converted as of the Company Merger Effective Time into the right to receive Pubco Class V Shares.

Item 8.01 Other Events.

As previously disclosed, on December 12, 2025, IWAC held an extraordinary general meeting in lieu of an annual general meeting of shareholders (the “Meeting”). At the Meeting, among other items, the shareholders of IWAC approved the nomination of Mr. Daniel Kennedy as a director of Pubco, effective upon the consummation of the Business Combination (the “Closing”).

On January 22, 2026, Mr. Kennedy informed Pubco that he is no longer able to accept the nomination to serve as a member of Pubco’s board of directors. In place of Mr. Kennedy, Isaac Freites has been nominated as a director. As a result of Mr. Kennedy’s withdrawal and Mr. Freites’ nomination, the anticipated board of directors of Pubco will include: Douglas Benoit, Isaac Freites, and Donald Fell as Class I directors, Matthew Malriat and Qun Hua Wang as Class II directors and Binson Lau as Class III director.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this Current Report on Form 8-K and include statements regarding the Company’s intentions, beliefs or current expectations concerning the Company’s performance, business and future events. Such forward-looking statements are based on management’s expectations, beliefs and forecasts concerning future events impacting the Company. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, as well as assumptions, which, if they were to ever materialize or prove incorrect, could cause actual results to differ materially from the from the plans, objectives, expectations, estimates and intentions expressed or implied by such forward-looking statements. The forward-looking statements made in this Current Report on Form 8-K speak only as of the date hereof and the Company disclaims any obligation, except as required by law, to provide updates, revisions or amendments to any forward-looking statements to reflect changes in the Company’s expectations or future events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integrated Wellness Acquisition Corp

By:	/s/ Matthew Malriat
Name: Matthew Malriat
Title: Chief Executive Officer

Dated: February 19, 2026